UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2004

GENTA INCORPORATED
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 26, 2004 Genta Incorporated (“Genta”) issued a press release announcing that the Company’s randomized Phase 3 clinical trial of Genasense® (oblimersen sodium) Injection in patients with advanced multiple myeloma did not meet its primary end-point. The trial had been designed to evaluate whether the addition of Genasense® to standard therapy with high-dose dexamethasone could increase the time to development of progressive disease in patients who previously had received extensive therapy. Further details of the trial results will be presented on Saturday, December 4, 2004 at the annual meeting of the American Society of Hematology (ASH) in San Diego, CA. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 29, 2004 Genta issued a press release announcing that Genasense® (oblimersen sodium) Injection, the Company’s lead anticancer compound and Ganite® (gallium nitrate injection) will be featured in several presentations at the annual meeting of the American Society of Hematology (ASH) in San Diego, CA from December 3-7, 2004. Investigators will discuss study results in a variety of hematological cancers, including chronic lymphocytic leukemia (CLL), non-Hodgkin’s lymphoma, acute myeloid leukemia and multiple myeloma. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Exhibit Number	Description

99.1	Press Release dated November 26, 2004
99.2	Press Release dated November 29, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	November 29, 2004	By:	/s/ William P. Keane

			Name:	William P. Keane
			Title:	Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release dated November 26, 2004
99.2	Press Release dated November 29, 2004